EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109511, 333-119198, 333-121004, 333-122433 and 333-122693) and in the Registration Statement on Form S-8 (No. 333-113889) of our reports dated March 15, 2005 (except for Note 3(j) and Note 22, which are as of December 21, 2005) relating to the financial statements of Apollo Gold Corporation (the “Company”) and our report dated March 15, 2005 relating to management’s report on the effectiveness of internal control over financial reporting (which reports (1) express an unqualified opinion on the financial statements and include a separate report titled Comments by Auditors on Canada-United States of America Reporting Differences referring to substantial doubt on the Company’s ability to continue as a going concern and changes in accounting principles, and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Current Report on Form 8-K of Apollo Gold Corporation.

/s/ Deloitte & Touche LLP Independent Registered Chartered Accountants Vancouver, British Columbia, Canada December 21, 2005